Exhibit 99.1

           CIPHERGEN REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER
                              AND FISCAL YEAR 2005

      LATEST OVARIAN CANCER DATA PREVIEWED AT RECENT WINTER SGO MEETING

    FREMONT, Calif., Feb. 16 /PRNewswire-FirstCall/ -- Ciphergen Biosystems, Inc. (Nasdaq: CIPH) today announced financial results for the fourth quarter and full year ended December 31, 2005. For the fourth quarter of 2005, Ciphergen's total revenue was $6.6 million as compared to $10.1 million in the fourth quarter of 2004. Ciphergen's net loss from continuing operations was $10.2 million in the fourth quarter of 2005 as compared to $7.4 million in the fourth quarter of 2004; the fourth quarter of 2005 included a $2.5 million non-cash charge for the impairment of goodwill. Ciphergen's net loss was $9.2 million in the fourth quarter of 2005, which included a $1 million gain from discontinued operations, as compared to net income of $10.3 million in the fourth quarter of 2004, which included a $17.8 million contribution from discontinued operations.

    For fiscal year 2005, Ciphergen's total revenue was $27.2 million, as compared to $40.2 million in fiscal 2004. The net loss from continuing operations for 2005 was $36.4 million as compared to $36.6 million in 2004. Ciphergen's net loss was $35.4 million in 2005, which included a $0.9 million gain from discontinued operations, as compared to $19.8 million in 2004, which included a $16.7 million contribution from discontinued operations.

    As of December 31, 2005, the Company's cash and investments were $28.0 million. Long term debt net of current portion totaled $31.1 million, of which $28.6 million was convertible debt.

    "The new senior management team has spent these last six weeks focused on establishing our key priorities for the coming year and implementing action steps to reduce costs and drive greater efficiency out of all that we do," stated Gail S. Page, President and Chief Executive Officer. "I'm quite pleased by those initiatives and very excited about the predictive results of our ovarian cancer diagnostics program previewed at the winter meeting of the Society of Gynecological Oncologists."

    Other Recent Highlights

    -- Ovarian Cancer Diagnostic Progress. During August and September 2005,
       Ciphergen performed a large, multi-institutional study for its ovarian cancer diagnostics program, encompassing over 1,000 patient samples. This study was aimed at (1) validating biomarkers described in the August 2004 Cancer Research paper, (2) identifying biomarkers that could distinguish between benign and malignant pelvic mass, and (3) identifying biomarkers that could predict patient outcome. To accomplish this, Ciphergen employed its Deep Proteome(TM) tools and developed quantitative SELDI-based assays to specifically measure the three biomarkers identified in the Cancer Research paper. The results of this study were consistent with prior studies in terms of changes to the biomarkers in the panel, and the Company discovered new potential biomarkers that may have additional diagnostic value.

       In December 2005, Ciphergen ran an additional validation study using 202 new samples, obtained in a prospective collection, using its latest assay protocols. Results for this pivotal study were previewed at the winter Society of Gynecological Oncologists (SGO) meeting on February 2. The data demonstrated that our multi-protein biomarker panel in combination with CA125 had a significantly better positive predictive value in identifying ovarian cancer from among patients with a suspicious pelvic mass than CA125 alone. These data will be formally presented at the SGO Annual Meeting running March 22-26.

       As an additional validation step in our ovarian program, we have just run an additional new set of 300 samples obtained from a collaborator in Japan. Data analysis for this study is underway.

    -- Pharmacoproteomics Collaborations. Ciphergen has recently signed a preclinical pharmacoproteomic collaborative agreement with sanofi-aventis, and is in various stages of discussions with multiple parties regarding potential projects. These initiatives are intended to accelerate and streamline pre-clinical and clinical development of new drugs through the identification of important biomarkers of toxicity and/or drug response.

    -- Patents. Ciphergen filed an additional 18 patent applications during 2005. These applications relate to our products and technologies, and to biomarker discoveries. Our patent portfolio now consists of 30 issued US patents and 90 pending US patent application families.

    Conference Call

    A conference call and webcast will be held on Thursday, February 16 at 5:00 p.m. EST to discuss the contents of this press release. To listen to the live webcast of the conference call, please visit the "Investors" section of the www.ciphergen.com web site. A telephonic replay of the conference call will be available two hours after the call and will be available until 7:00 p.m. on February 23, 2006. The replay number for domestic callers is 800-558-5253 and for international callers 1 + 416-626-4100. The reservation number for both domestic and international callers is 21283740. In addition, an archived webcast of the conference call will be available under the "Investors" section of the company's website at www.ciphergen.com.

    About Ciphergen

    Ciphergen is dedicated to the discovery of protein biomarkers and panels of biomarkers and their development into protein molecular diagnostic tests that improve patient care; and to providing collaborative R&D services through its Biomarker Discovery Center(R) laboratories for biomarker discovery for new diagnostic tests as well as pharmacoproteomic services for improved drug toxicology, efficacy and theranostic assays. Ciphergen develops, manufactures and markets a family of ProteinChip(R) Systems and services for clinical, research and process proteomics applications. ProteinChip Systems enable protein discovery, validation, identification and assay development to provide researchers with predictive, multi-marker assay capabilities and a better understanding of biological function at the protein level. Additional information about Ciphergen can be found at www.ciphergen.com.

    Safe Harbor Statement

    Note Regarding Forward-Looking Statements: This press release contains forward-looking statements. For purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"), Ciphergen disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such forward-looking statements include statements regarding the discovery of proteomic biomarkers that may have diagnostic value; translating any proteomic biomarkers that may be discovered into highly predictive research and clinical diagnostic assays; the potential for our ProteinChip technology to yield useful protein biomarkers for clinical questions associated with ovarian cancer and/or other diseases; and efforts to reduce costs and drive greater efficiency. Actual results may differ materially from those projected in such forward-looking statements due to various factors, including the risk that our ProteinChip technology is unable to discover, validate and/or develop protein biomarkers as diagnostic or toxicology assays; the risk that we do not achieve clinical diagnostic launch milestones due to a failure to validate the performance of potential clinical assays in larger studies, an inability to translate research assays into highly reproducible commercially acceptable assays; the risk that pharmaceutical companies will not expand their use of our products and services; and the risk that we are unable to protect and promote our proprietary technologies. Investors should consult Ciphergen's filings with the Securities and Exchange Commission, including its Form 10-Q filed December 21, 2005, for further information regarding these and other risks related to the Company's business.

    Ciphergen, ProteinChip and Biomarker Discovery Center are registered trademarks of Ciphergen Biosystems, Inc.

                           Ciphergen Biosystems, Inc.
          Unaudited Condensed Consolidated Statements of Operations
                    (in thousands, except per share data)

                                                   Three Months Ended      Twelve Months Ended
                                                       December 31,            December 31,
                                                -----------------------   -----------------------
                                                   2004         2005         2004         2005
                                                ----------   ----------   ----------   ----------
Revenue                                         $   10,098   $    6,601   $   40,181   $   27,246

Cost of revenue                                      3,867        3,626       15,075       13,693

Gross profit                                         6,231        2,975       25,106       13,553

Operating expenses:
  Research and development                           3,702        2,965       19,268       13,196
  Sales and marketing                                6,188        3,808       26,019       18,009
  General and administrative                         3,425        3,676       14,136       14,404
  Goodwill impairment                                   --        2,453           --        2,453
    Total operating expenses                        13,315       12,902       59,423       48,062

Loss from operations                                (7,084)      (9,927)     (34,317)     (34,509)

Interest and other income
 (expense), net                                       (550)        (399)      (2,145)      (1,850)

Loss from continuing operations
 before income taxes                                (7,634)     (10,326)     (36,462)     (36,359)

Income tax provision (benefit)
 for continuing operations                            (186)         (96)         109            7

Net loss from continuing
 operations                                         (7,448)     (10,230)     (36,571)     (36,366)

Discontinued operations(1):
  Loss from discontinued
   operations, net of tax                             (768)          --       (1,797)          --
  Gain from sale of BioSepra
   business, net of tax                             18,527        1,000       18,527          933
    Net income from discontinued
     operations                                     17,759        1,000       16,730          933

Net income (loss)                               $   10,311   $   (9,230)  $  (19,841)  $  (35,433)

Basic and diluted loss per share information:
  Loss from continuing operations               $    (0.25)  $    (0.29)  $    (1.25)  $    (1.13)
  Income from discontinued
   operations                                         0.60         0.03         0.57         0.03
    Net income (loss)                           $     0.35   $    (0.26)  $    (0.68)  $    (1.10)

Shares used in computing basic and
 diluted income (loss) per share                    29,419       35,961       29,244       32,321

(1) Amounts attributable to our BioSepra business, which was sold on November 30, 2004, have been reclassified to gain (loss) from discontinued operations.

                           Ciphergen Biosystems, Inc.
               Unaudited Condensed Consolidated Balance Sheets
                                (in thousands)

                                                    December 31,   December 31,
                                                       2004(1)         2005
                                                    ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents                         $     35,392   $     25,738
  Short term investments                                   2,175          2,240
  Accounts receivable, net                                10,811          5,828
  Notes receivable from related parties                      126             --
  Prepaid expenses and other current assets                1,847          1,746
  Inventories                                              6,919          5,594
    Total current assets                                  57,270         41,146

Property, plant and equipment, net                         9,315          7,320
Goodwill                                                   2,529             76
Other intangible assets, net                               3,040          2,417
Other long term assets                                     2,223          1,852
    Total assets                                    $     74,377   $     52,811

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                  $      3,369   $      3,188
  Accrued liabilities                                      7,499          6,298
  Current portion of deferred revenue                      5,529          4,132
  Current portion of capital lease obligations                16             21
  Current portion of long term debt                          925            377
    Total current liabilities                             17,338         14,016

Deferred revenue, net of current portion                     855            508
Capital lease obligations, net of current portion             28             28
Long term debt, net of current portion                       377             --
Long term debt owed to related party                          --          2,500
Convertible senior notes, net of discount                 28,051         28,586
Other long term liabilities                                1,013            650
    Total liabilities                                     47,662         46,288

Stockholders' equity:
  Common stock                                                29             36
  Additional paid in capital                             187,133        202,485
  Notes receivable from stockholders                        (349)            --
  Accumulated other comprehensive income (loss)              263           (204)
  Accumulated deficit                                   (160,361)      (195,794)
    Total stockholders' equity                            26,715          6,523
    Total liabilities and stockholders' equity      $     74,377   $     52,811

(1) The condensed consolidated balance sheet at December 31, 2004 has been derived from the audited consolidated financial statements at that date included in the Company's Form 10-K for the fiscal year ended December 31, 2004.

SOURCE  Ciphergen Biosystems, Inc.
    -0-                             02/16/2006
    /CONTACT: Sue Carruthers, Investor Relations of Ciphergen Biosystems, Inc., +1-510-505-2297/
    /Web site:  http://www.ciphergen.com /